United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – November 29, 2012

LOCKHEED MARTIN CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-11437	52-1893632
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6801 Rockledge Drive, Bethesda, Maryland		20817
(Address of principal executive offices)		(Zip Code)

(301) 897-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On November 29, 2012, Lockheed Martin Corporation (“Lockheed Martin”) issued a press release announcing early results of its offer to exchange any and all of its outstanding 7.00% Debentures due 2023 (as successor in interest to Loral Corporation), 8.375% Debentures due 2024 (as successor in interest to Loral Corporation), 7.625% Debentures due 2025 (as successor in interest to Loral Corporation), 7.75% Debentures due 2026, 8.50% Debentures due 2029, 7.20% Debentures due 2036, 6.15% Notes due 2036, 5.50% Notes due 2039 and 5.72% Notes due 2040 (collectively, the “old notes”), for a new series of 4.07% notes due 2042 (the “new notes”) and an additional cash payment (the “exchange offer”). Lockheed Martin also announced that the amount of outstanding old notes validly tendered and not validly withdrawn as of 5:00 p.m., New York City time, on November 28, 2012 satisfied the minimum condition of the exchange offer. A copy of the press release announcing early results of the exchange offer is filed as exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The new notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. Therefore, the new notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Lockheed Martin Corporation Press Release dated November 29, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCKHEED MARTIN CORPORATION

By:	/s/ David A. Dedman
David A. Dedman
Vice President & Associate General Counsel

November 29, 2012

Exhibit Index

Exhibit No.	Description

99.1	Lockheed Martin Corporation Press Release dated November 29, 2012.